UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GANNETT CO., INC.
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Excerpt from Gannett Co., Inc. Q4 2014 Earnings Call Transcript

February 3, 2015

Gracia Martore (President and Chief Executive Officer):

Thanks, Victoria. The success we’ve achieved over the last few years has been built upon a strong foundation of our purpose, disciplined financial stewardship, shareholder focus, and Board and management accountability. As we iron out the specifics of the two independent companies following the separation, we are committed to instilling the same kind of strong foundation at both industry-leading companies, ensuring that they are each best positioned in every way for future growth and success.

And while we’re on the topic of the separation and before we open up the call for questions, I’d like to comment briefly on the letter we received last month from Carl Icahn, stating his intention to nominate two candidates for election for our Board, and to submit non-binding corporate governance proposals at Gannett and the post spin publishing company. Mr. Icahn’s attempt to dictate corporate governance at Gannett, let alone at a new company that has not yet been established and whose governance profile has yet to be determined, frankly, is overreaching.

We have an experienced Board that has been a driving force behind the successful execution of our strategy. Our corporate governance is shareholder-friendly today at Gannett and there is no reason to think it won’t be at the new publishing company.

The Board, of course, will evaluate Mr. Icahn’s governance proposals and his director nominees through the lens of what is best for all of our shareholders. And that’s all I’ll say about this today.

The spin-off is on track and we expect to file our Form 10 sometime in March. With that, why don’t we turn it over to Kayla for questions. Thank you.

Forward Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the potential distribution of Gannett’s Publishing business to its shareholders and the expected financial results of the two companies after the separation. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. There is no assurance as to the timing of the spin-off or whether it will be completed. Economic, competitive, governmental, technological and other factors and risks that may affect Gannett’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, and in subsequent filings with the U.S. Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements other than as required by law.

Important Additional Information

Gannett intends to file a proxy statement and WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2015 Annual Meeting (the “Proxy Statement”). Gannett, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2015 Annual Meeting. Information regarding the names of Gannett’s directors and executive officers and their respective interests in Gannett by security holdings or otherwise is set forth in Gannett’s proxy statement for the 2014 Annual Meeting of Shareholders, filed with the SEC on March 17, 2014. To the extent holdings of such participants in Gannett’s securities have changed since the amounts described in the 2014 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Gannett’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013, filed with the SEC on February 27, 2014 and in Gannett’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 28, 2014 filed with the SEC on May 7, 2014, July 30, 2014 and November 5, 2014, respectively. Details concerning the nominees of Gannett’s Board of Directors for election at the 2015 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND WHITE PROXY CARD AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website,www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Gannett Co., Inc., 7950 Jones Branch Drive, McLean, VA 22107, or from the Company’s website, http://www.gannett.com.